Exhibit T3A.45

State of Delaware Secretary of State Division of Corporations Delivered 03:56 PM 05/19/2003 FILED 03:41 PM 05/19/2003 SRV 030323693 - 2915599 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

METRO NETWORKS COMMUNICATIONS, LIMITED PARTNERSHIP

It is hereby certified that:

FIRST: The name of the limited partnership (hereinafter called the “partnership”) is: METRO NETWORKS COMMUNICATIONS, LIMITED PARTNERSHIP.

SECOND: Pursuant to the provisions of Section 17-202, Title 6, Delaware Code, the amendment to the Certificate of Limited partnership effected by this Certificate of Amendment is to change the address of the registered office of the partnership in the State of Delaware to 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and to change the name of the registered agent of the partnership in the State of Delaware at the said address to Corporation Service Company.

The undersigned, a general partner of the partnership, executes this Certificate of Amendment on May 16, 2003.

/s/ Tina Haut
Name: Tina Haut Capacity: Ex. Vice President on behalf of: Metro Networks Communications, Inc.
General Partner

DE LP D-:COA CERTIFICATE OF AMENDMENT TO CHANGE AGENT 09/00 (#670)

METRO NETWORKS COMMUNICATIONS, LIMITED PARTNERSHIP

CERTIFICATE OF LIMITED PARTNERSHIP

1.	The name of the limited partnership is Metro Networks Communications, Limited Partnership.

2.

The address of the registered office is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware and the records of the limited partnership are to be kept or made available at that office.

3.	The name of the registered agent is The Corporation Trust Company with an address of 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

4.	The name, mailing address and street address of the business or residence of the general partner is: Metro Networks Communications, Inc., 2800 Post Oak Blvd., Suite 4000, Houston, Texas 77056.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the 29th day of June, 1998.

METRO NETWORKS COMMUNICATIONS, INC.
GENERAL PARTNER

By:	/s/ Illegible

Its:	Attorney-in-fact

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 06:30 PM 06/29/1998 981253128 - 2915599